UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 2, 2010

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 and 4 through 8 are not applicable and are therefore omitted.

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Settlement Agreement with Fagen, Inc. and ICM, Inc.

On July 2, 2010, Heron Lake BioEnergy, LLC (the “Company”), Fagen, Inc. (“Fagen”) and ICM, Inc. (“ICM”) entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”) relating to the arbitration commenced by the Company in which it asserted claims against Fagen based on the design-build contract for the Company’s ethanol plant.  ICM joined in the arbitration action, but no claims against ICM, or answers, defenses, counterclaims or cross-claims by ICM, had been filed as of the date the Settlement Agreement was entered into.  Under the terms of the Settlement Agreement, Fagen made a one-time cash payment to the Company, and released its claims to other amounts it claimed were owed by the Company under the design-build contract.  In the Settlement Agreement, each party provided the other with full releases of all claims in the arbitration, relating to the Company’s ethanol plant, or relating to the design-build contract, except for certain claims arising under the ICM license agreement, which license agreement continues in full force and effect following the Settlement Agreement.  In addition, one of the conditions to the effectiveness of the Settlement Agreement was the release of Roland J. Fagen by AgStar Financial Services, PCA (“AgStar”) from claims relating to and his obligations under his personal guaranty of $3.74 million of the Company’s indebtedness to AgStar under the Company’s master loan agreement.  The effective date of the Settlement Agreement was July 2, 2010.

In general, the parties agreed that the terms and conditions of the Settlement Agreement are confidential, subject to public reporting company obligations and applicable accounting rules and principles.  Accordingly, no party (including board members, officers or other representatives of the parties with knowledge of the terms of the Settlement Agreement) is permitted to discuss or otherwise disclose such confidential information, except as required by law or pursuant to such accounting rules and principles.

In furtherance of the Settlement Agreement, the Company, Fagen and ICM will seek to dismiss or withdraw from the arbitration, and have agreed that their respective asserted and unasserted claims will be dismissed with prejudice.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Settlement Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Mutual Release and Settlement Agreement dated July 2, 2010 among Heron Lake BioEnergy, LLC, Fagen, Inc. and ICM, Inc. †

†  Certain portions of this exhibit have been redacted and filed on a confidential basis with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of under the Exchange Act. Spaces corresponding to the deleted portions are represented by brackets with asterisks [ * * * ].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY, LLC

Dated July 9, 2010	By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer